UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

Bakken Resources, Inc.
(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

825 Great Northern Blvd., Expedition Block, Suite 304, Helena, MT 59601
(Address of principal executive offices) (Zip Code)

(406) 442-9444
Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

To the extent of Registrant’s obligation to disclose a triggering event causing the increase or acceleration of a direct financial obligation of the Registrant pursuant to this Item 2.04, Item 8.01 below provides the date of the triggering event, a brief description, the amount of direct financial obligation, and any other material obligation that may arise as a result. That information set forth under Item 8.01 below is incorporated by reference into this Item 5.01.

Item 3.02 Unregistered Sales of Equity Securities

To the extent of Registrant’s obligation to disclose information regarding an unregistered sale of equity securities pursuant to this Item 3.02, Item 8.01 below provides the date of sale and amount of securities sold, the consideration paid, the section of the Securities Act under which exemption from registration was claimed, and the terms of the conversion or exercise of the securities. That information set forth under Item 8.01 below is incorporated by reference into this Item 5.01.

Item 5.01 Change in Control of Registrant

To the extent of Registrant’s obligation to disclose any change in control of Registrant pursuant to this Item 5.01, Item 8.01 below provides the identity of the entity who acquired control, the date and a description of the transaction which resulted in the change, the basis of the control, and the amount of the consideration used to obtain that control. That information set forth under Item 8.01 below is incorporated by reference into this Item 5.01.

Item 8.01 Other Items

On July 20, 2016, a group of individuals led by Allan Holms attempted an unannounced takeover (the “Attempted Takeover”) of Bakken Resources, Inc. (“Bakken” or the “Company”). The Attempted Takeover took place at the Company’s offices in Helena, Montana. Allan Holms is the half-brother of Val Holms, the former CEO of the Company. Allan Holms was accompanied by armed security guards.

Allan Holms provided documents he claimed was a legitimate stockholder action by written consent without a meeting and signed by twenty-four (24) purported Bakken stockholders via proxies obtained by Allan Holms. One of the proxies was signed by Val Holms, the owner of 26,235,000 shares of the Company’s common stock.

Immediately after the Attempted Takeover, the Company filed actions the next day on July 21, 2016, in Montana and Nevada in order to halt the Attempted Takeover. In this regard, the Company has obtained temporary restraining orders against the various parties claiming rights under the Attempted Takeover pending hearings on July 22, 2016 (the “NV TRO” and “MT TRO,” respectively). Hearings relating to the temporary restraining ordered are currently scheduled for August 1, 2016 in Helena, Montana, and September 21, 2016 in Reno, Nevada.

As a result of the Attempted Takeover, certain rights of Eagle Private Equity, LLC (“Eagle”) were triggered. As previously disclosed in a Current Report on Form 8-K filed with the SEC on May 10, 2016, the Company entered into a loan agreement with Eagle on May 6, 2016. Upon certain triggering events, the loan agreement permitted Eagle to put loans to the Company up to the balance of the Facility as well as convert such loans into shares of the Company’s Series A Convertible Preferred Stock.

Under the Eagle loan agreement, a ‘Triggering Event’ includes:

“… any transaction or series of related transactions whereby following such transactions, a majority of the members of the Company’s Board of Directors existing prior to such transactions are either replaced or no longer constitute a majority of the Company’s Board of Directors….’; or

“any transaction or series of related transactions resulting in or reasonably likely to result in the acquisition of “control shares” as defined and subject to Nevada Revised Statutes 78.378 et al., assuming for the purposes of this section that the Company is an “issuing corporation” as defined under such statutes.”

Eagle elected to put the amount of $600,000 of loans to Bakken and concurrently convert such amounts into shares of the Company’s Series A Preferred Stock on July 20, 2016. As a result, Eagle holds 600,000 shares of the Company’s Series A Preferred Stock and now possesses the designations, preferences and other rights and duties specified in the Company’s Certificate of Designation for Series A Convertible Preferred Stock, including, without limitation, Eagle’s ability to vote the equivalent of 60 million shares of the Company’s common stock.

On July 25, 2016, the officers of the Company were served with a complaint allegedly by the Company (the “Takeover Complaint”). The Takeover Complaint also names the Company’s outside corporate/general counsel as a defendant. The Takeover Complaint is believed to have been filed by the same parties who planned the Attempted Takeover. The Company has informed counsel who filed the Takeover Complaint that the filing of the Takeover Complaint is unauthorized by the Company and that any further action relating to the Takeover Complaint is in violation of the MT TRO and the NV TRO.

Citations to the various court filings described in this Item are provided below (along with certain related docket filings):

NV TRO

Temporary Restraining Order, Holms v. Bakken Resources Inc. et. al., State of Nevada, Second Judicial District, Washoe County, Case No. CV16-01086 (July 22, 2016), consolidated with Graiwer v. Holms, State of Nevada, Second Judicial District, Washoe County, Case No. CV14-00544.

Ex Parte Motion for Temporary Restraining Order, Holms v. Bakken Resources Inc. et. al., State of Nevada, Second Judicial District, Washoe County, Case No. CV16-01086 (July 21, 2016), consolidated with Graiwer v. Holms, State of Nevada, Second Judicial District, Washoe County, Case No. CV14-00544.

Verified Complaint, Holms v. Bakken Resources Inc. et. al., State of Nevada, Second Judicial District, Washoe County, Case No. CV16-01086 (May 17, 2016).

MT TRO

Order Granting Temporary Restraining Order and Order to Show Cause, Bakken Resources Inc. v. Holms, Case No. CDV-2016-612, State of Montana, First Judicial District, Lewis and Clark County (July 22, 2016).

Bakken Resources, Inc.’s Motion for Temporary Restraining Order, Preliminary Injunction, and Order to Show Cause Why a Preliminary Injunction Should Not Issue, Bakken Resources Inc. v. Holms, Case No. CDV-2016-612, State of Montana, First Judicial District, Lewis and Clark County (July 21, 2016).

Complaint and Application for Temporary Restraining Order and Injunctive Relief, Bakken Resources Inc. v. Holms, Case No. CDV-2016-612, State of Montana, First Judicial District, Lewis and Clark County (July 21, 2016).

Takeover Complaint

Bakken Resources Inc v. Anderson, et. al., DDV 2016-611, State of Montana, First Judicial District, Lewis and Clark County (July 21, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Dan Anderson
Dan Anderson
Chief Financial Officer
July 26, 2016